VAN KAMPEN U.S. GOVERNMENT TRUST
VAN KAMPEN U.S. GOVERNMENT FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of KPMG LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 91,781,994 shares were voted in the affirmative and 1,643,032 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 91,784,546 voted in the affirmative and 1,640,480 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 91,817,981 shares were voted in the affirmative and 1,607,045 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 91,828,639 shares were voted in the affirmative and 1,596,387 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 91,800,240 shares were voted in the affirmative and 1,624,786 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 91,806,980 shares were voted in the affirmative and 1,618,046 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 91,828,867 shares were voted in the affirmative and 1,596,159 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 91,808,982 shares were voted in the affirmative and 1,616,044 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 91,697,588 shares were voted in the affirmative and 1,727,438 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 91,780,682 shares were voted in the affirmative and 1,644,345 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 91,793,534 shares were voted in the affirmative and 1,631,492 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 91,788,132 shares were voted in the affirmative and 1,636,894 shares were withheld. With regard to the ratification of KPMG LLP to act as independent public accountants for the Fund, 90,748,514 shares were voted in the affirmative and 520,246 shares were voted against the proposal and 2,156,265 shares abstained from voting.